As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-3074668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060
(804) 487-8196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cary Claiborne
President and Chief Executive Officer
Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060
(804) 487-8196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Patrick Egan, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 12, 2025

Up to 13,823,512 Shares of
Common Stock

This prospectus relates to the resale from time to time of up to 13,823,512 shares of common stock, par value $0.001 per share (the “Common Stock”), of Adial Pharmaceuticals, Inc. by the Selling Stockholder identified in this prospectus (the “Selling Stockholder”), including its pledgees, assignees, donees, transferees or their respective successors-in-interest consisting of shares of Common Stock issuable upon the exercise of Series F Common Stock Purchase Warrants (the “Series F Warrants”) to purchase up to an aggregate of 13,823,512 shares of Common Stock (the “Series F Warrant Shares”) issued to the Selling Stockholder in a warrant inducement private placement transaction (the “Warrant Inducement”) pursuant to the terms of a warrant inducement agreement, dated November 25, 2025 (the “Inducement Agreement”) between us and the Selling Stockholder. The Warrant Inducement closed on November 28, 2025.

We are filing the registration statement on Form S-3 of which this prospectus forms a part to fulfill our contractual obligations to provide for the registration of the resale of the Series F Warrant Shares by the Selling Stockholder. See “Selling Stockholder” beginning on page 10 of this prospectus for more information about the Selling Stockholder. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholder to sell any of its shares of our Common Stock.

We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our Common Stock covered hereby. However, we will receive the proceeds from any exercise of the Series F Warrants for cash. See “Use of Proceeds” beginning on page 5 of this prospectus.

The Selling Stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the Selling Stockholder may sell its shares of Common Stock. The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We have agreed to bear all of the expenses in connection with the registration of the Series F Warrant Shares pursuant to this prospectus. The Selling Stockholder will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the shares of Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADIL”. On December 11, 2025, the last reported sale price of our Common Stock on Nasdaq was $0.2971 per share. There is no established public trading market for any of the Series F Warrants and we do not expect a market to develop.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, as described beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is                , 2025

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Stockholder may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Common Stock.

In this prospectus, the “Company,” “we,” “us,” “our” and “Adial” refer to Adial Pharmaceuticals, Inc.

i

About This Prospectus

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the Selling Stockholder take any responsibility for, or provides any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholder is offering the Series F Warrant Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Series F Warrant Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Series F Warrant Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.” Please read this prospectus carefully, together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference,” before buying any of the securities offered.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Adial,” “the Company,” “we,” “us,” “our” and similar references refer to Adial Pharmaceuticals, Inc., an entity incorporated under the laws of the State of Delaware.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from:

●	our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern;

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our need to raise substantial additional capital to fund our operations;

●	the success, cost and timing of our clinical trials;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	the potential that results of preclinical and clinical trials indicate our current product candidates or any future product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our current product candidates;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing therapies and products that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

Our current product candidate is undergoing clinical development and has not been approved by the Food and Drug Administration (“FDA”) or the European Commission. This product candidate has not been, nor may it ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document and the documents incorporated by reference in this prospectus, particularly in the section entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus are made as of the date of this prospectus and the dates of the documents incorporated by reference in this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Adial” and the “Company” refer to Adial Pharmaceuticals, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of Adial Pharmaceuticals, Inc.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of therapeutics for the treatment or prevention of addiction and related disorders. Our investigational new drug candidate, AD04, is being developed as a therapeutic agent for the treatment of alcohol use disorder (“AUD”). AD04 was investigated in a Phase 3 clinical trial, designated the ONWARD trial, for the potential treatment of AUD in subjects with certain target genotypes, which were identified using our companion diagnostic genetic test. Based on our analysis of the subgroup data from the ONWARD trial, we are now focused on completing the clinical development program for AD04 in the specified genetic subgroups to meet regulatory requirements primarily in the US and secondarily in Europe/UK.

Corporate Information

ADial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. ADial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and then reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of ADial Pharmaceuticals, L.L.C. was converted into shares of common stock of the Virginia corporation and then into shares of common stock of Adial Pharmaceuticals, Inc., the members of ADial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of ADial Pharmaceuticals, L.L.C.

Purnovate, LLC, our wholly owned subsidiary, was formed as a Virginia limited liability company in April 2019. Purnovate, LLC converted from a Virginia limited liability company into a Virginia corporation on January 18, 2021, and reincorporated in Delaware on January 26, 2021 by merging the Virginia corporation with and into Purnovate, Inc., a Delaware corporation that was incorporated on January 20, 2021 and as a wholly owned subsidiary of Adial Pharmaceuticals, Inc. (“Adial”). The assets and business of Purnovate were sold in 2023. While we continue to own the entirety of Purnovate, Inc. shares, Purnovate, LLC is no longer an active entity.

Our principal executive offices are located at 4870 Sadler Rd, Suite 300, Glen Allen VA 23060, and our telephone number is (804) 487-8196. Our website address is www.adial.com. Information contained in our website does not form part of this prospectus and is intended for informational purposes only. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 4, 2025; our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 14, 2025, August 13, 2025 and November 13, 2025, respectively; and our Current Reports on Form 8-K as filed with the SEC, as described in the section entitled “Incorporation of Certain Information by Reference” in this prospectus.

THE OFFERING

Issuer	Adial Pharmaceuticals, Inc.
Common stock offered by the Selling Stockholder	This prospectus covers the resale of a total of up to 13,823,512 shares of our Common Stock
Offering price	The Selling Stockholder will sell the shares at prevailing market prices or privately negotiated prices.
Common stock outstanding immediately before this offering	26,649,587 shares
Common stock outstanding after this offering	40,473,099 shares(1)
Registration Rights	Under the terms of the Inducement Agreement, we agreed to file a registration statement to register the resale of the Series F Warrant Shares by the Selling Stockholder (the “Resale Registration Statement”) within thirty (30) days following the date of the Inducement Agreement. In addition, we agreed that, upon the Resale Registration Statement becoming effective, we will use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until the Selling Stockholder no longer owns any Series F Warrants or Series F Warrant Shares. See “Selling Stockholder” beginning on page 10 of this prospectus for more information about the Selling Stockholder. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholder to sell any of their Series F Warrant Shares.
Use of Proceeds	The Selling Stockholder will receive all of the proceeds of the sale of Series F Warrant Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Series F Warrant Shares that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from any cash exercise of the Series F Warrants. See “Use of Proceeds.” We intend to use the proceeds from any cash exercise of the Series F Warrants for working capital purposes.
Plan of Distribution	The Selling Stockholder named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Series F Warrant Shares offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may also resell the Series F Warrant Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.
Risk factors	Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information on page 3 of this prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our Common Stock.
Nasdaq Capital Markets symbols	Our Common Stock is listed on Nasdaq under the symbol “ADIL.”

(1)	Except as otherwise indicated herein, the number of shares of our Common Stock to be outstanding after this offering is based on 26,649,587 shares of Common Stock outstanding as of December 8, 2025, and assumes the issuance of 13,823,512 Series F Warrant Shares and excludes:

●	17,189,421 shares of Common Stock issuable as of the date hereof upon the exercise of Common Stock warrants outstanding at a weighted average exercise price of $1.15 per share (which does not include the Series F Warrants, which are assumed to be exercised for purposes of this prospectus);

●	6,553,675 shares of Common Stock underlying warrants exercised in November 2025, the issuance of which is held in abeyance subject to a beneficial ownership limitation provision in the warrants;

●	1,184,182 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $6.20 per share; and

●	3,598,054 shares of Common Stock available for future issuance under the 2017 Equity Incentive Plan.

Risk Factors

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with the other information contained or incorporated by reference in this prospectus.

We have described below and, in the documents incorporated by reference herein, the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any amendment to this prospectus or any prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering Common Stock issuable upon the exercise of the Series F Warrants. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed the registration statement of which this prospectus forms a part to register the shares offered hereunder for sale into the public market by the Selling Stockholder. These shares represent a large number of shares of our outstanding shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

We have additional securities available for issuance, including shares currently held in abeyance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time-to-time issue additional shares of Common Stock. In particular, the issuance of 6,553,675 shares of our Common Stock has been held in abeyance subject to a beneficial ownership limitation provision in certain warrants, such that these shares are not included in the number of shares of Common Stock outstanding but may become outstanding upon the election of the holder of such warrants. We also have a substantial number of convertible securities outstanding. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities or shares of Common Stock. Any future issuances of Common Stock or securities convertible into Common Stock, including upon the exercise of our outstanding warrants or options, the vesting of restricted stock awards, or the release of such shares from abeyance, would further dilute the percentage ownership of us held by holders of Common Stock and may have a negative effect on the price of our Common Stock. In addition, the issuance of certain securities may be used as an “anti-takeover” device without further action on the part of our shareholders, and may adversely affect the holders of our Common Stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

Assuming that the Series F Warrant Shares are sold at the exercise price of the Series F Warrants the sale price of the Series F Warrant Shares will be substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock after giving effect to this offering. Assuming the sale of 13,823,512 shares of Common Stock by the Selling Stockholder at the Series F Warrants’ exercise price of $0.31 per share, you will incur immediate dilution in pro forma as adjusted net tangible book value of approximately $0.07 per share if you purchase from the Selling Stockholder. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our Common Stock in this offering, you will incur further dilution.

The issuance of Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, and the sale of such Series F Warrant Shares acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholder up to 13,823,512 shares of Common Stock issuable upon the exercise of the Series F Warrants. The issuance of the Series F Warrant Shares upon the exercise of the Series F Warrants by the Selling Stockholder may cause substantial dilution to our existing stockholders. The price per share of our Common Stock, together with the number of shares of Common Stock we propose to issue upon exercise of the Series F Warrants and will ultimately issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from the exercise of Series F Warrants to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds, if any, and you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Use of Proceeds

The Selling Stockholder will receive all of the proceeds of the sale of the Series F Warrant Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of the Series F Warrant Shares that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the Series F Warrants to the extent such Series F Warrants are exercised for cash. We currently intend to use these net proceeds for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of our product candidates, working capital, future acquisitions and general capital expenditures. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

The expected use of net proceeds from the cash exercise of the Series F Warrants represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholder pursuant to this prospectus. Other than registration expenses, the Selling Stockholder will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business rather than to pay cash dividends on our Common Stock. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Determination of the Offering Price

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

Dilution

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after giving effect to this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Stock in this offering and the pro forma as adjusted net tangible book value per share of Common Stock immediately after the completion of this offering. Our net tangible book value per share as of September 30, 2025 was approximately $4.5 million, or $0.19 per share of Common Stock. Our pro forma net tangible book value as of September 30, 2025 was approximately $7.1 million or $0.21 per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account the following events subsequent to September 30, 2025: (i) the issuance of 9,215,675 shares of Common Stock upon exercise of the Existing Warrants (as defined below) (including 6,553,675 shares of which the issuance has been held in abeyance subject to a beneficial ownership limitation provision in certain warrants) and the receipt of net proceeds of approximately $2.5 million in connection with the Warrant Inducement and (ii) the issuance of 151,204 shares of Common Stock pursuant to an at-the-market sales agreement and the receipt of net proceeds of approximately $60,000 in connection therewith. After giving effect to the pro forma adjustments described in the preceding sentence and (a) the assumed exercise of the Series F Warrants for the underlying 13,823,512 shares of Common Stock and (b) our assumed receipt of $4.29 million in estimated net proceeds from the exercise of the Series F Warrants, and assuming all such sales and issuances were made on September 30, 2025, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $11.4 million, or approximately $0.24 per share of our Common Stock. This would result in an immediate increase in pro forma as adjusted net tangible book value to our existing stockholders and an immediate dilution in pro forma net tangible book value to investors purchasing securities in the offering from the Selling Stockholder, assuming such purchasers pay an amount per share equal to the exercise price of the Series F Warrants.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Public offering price per share, assuming that such price is equal to the exercise price of the Series F Warrants		$0.31
Historical net tangible book value per share as of September 30, 2025	$0.19
Increase in net tangible book value per share attributable to pro forma adjustments	$0.02
Pro forma net tangible book value per share	$0.21
Increase in pro forma net tangible book value per share attributable to this offering	$0.03
Pro forma as adjusted net tangible book value per share after this offering		$0.24
Dilution in net tangible book value per share to investors purchasing from the Selling Stockholder, assuming that such purchases occur at a price equal to the exercise price of the Series F Warrants		$0.07

The table and discussion above are based on 23,836,383 shares of Common Stock issued and outstanding as of September 30, 2025, and excludes:

●	26,474,096 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock at a weighted average exercise price of $0.87 per share;

●	1,184,182 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $6.20 per share; and

●	3,598,054 shares of Common Stock available for future issuance under the 2017 Equity Incentive Plan.

Description of the Warrant Inducement

The Warrant Inducement Transaction

On November 25, 2025, we entered into the Inducement Agreement with the Selling Stockholder as the holder of Series C-1 Common Stock Purchase Warrants to purchase 4,025,000 shares of the Common Stock issued on May 5, 2025 (the “Series C-1 Warrants”) and Series E Common Stock Purchase Warrants to purchase 5,190,675 shares of Common Stock issued on June 18, 2025 (the “Series E Warrants” and, together with the Series C-1 Warrants, the “Existing Warrants”). Pursuant to the Inducement Agreement, the Selling Stockholder agreed to exercise for cash the Existing Warrants to purchase an aggregate of 9,215,675 shares of Common Stock, at a reduced exercise price of $0.31 per share. The transactions contemplated by the Inducement Agreement closed on November 28, 2025 (the “Closing Date”). We received an aggregate gross proceeds of approximately $2.86 million, before deducting financial advisory fees and other expenses payable by us.

In consideration of the Selling Stockholder’s immediate exercise of the Existing Warrants in accordance with the Inducement Agreement, we issued unregistered Series F Warrants to purchase up to 13,823,512 shares of Common Stock.

In addition, pursuant to the Inducement Agreement, and subject to certain exceptions, we agreed not to, until 60 days from the date of the Inducement Agreement, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Inducement Agreement), or (ii) file any registration statement or any amendment or supplement to any existing registration statement, which certain exceptions include, sales of Common Srock pursuant to an “at the market offering” with A.G.P./Alliance Global Partners (“AGP”) (the “ATM Offering”) beginning on the 31st day following the date of the Inducement Agreement and the filing of the Resale Registration Statement. We also agreed not to enter into a Variable Rate Transaction (as defined in the Inducement Agreement) for a period of six (6) months following the date of the Inducement Agreement, provided however that sales pursuant to the ATM Offering are permitted to be made beginning on the 31st day following the date of the Inducement Agreement.

The issuance of the shares of Common Stock underlying the Existing Warrants was registered pursuant to, (i) with respect to the Series C-1 Warrants, an existing registration statement on Form S-3 (File No. 333-287679), which was declared effective by the SEC on June 9, 2025, and (ii) with respect to the Series E Warrants, an existing registration statement on Form S-1 (File No. 333-287826), which was declared effective by the SEC on June 16, 2025.

We agreed in the Inducement Agreement to file the Resale Registration Statement to register the resale of the Series F Warrant Shares within thirty (30) days following the date of the Inducement Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) days (or, in the event of a full review, ninety (90) calendar days) following the date of the Inducement Agreement.

We further agreed in the Inducement Agreement to seek approval from our stockholders of the full exercise of the Series F Warrants and the issuance of all of the Series F Warrant Shares upon the exercise thereof (“Stockholder Approval”), it being understood that no portion of the Series F Warrants may be exercised until such Stockholder Approval is obtained. We agreed to hold an annual or special meeting of our stockholders on or prior to the date that is one hundred and twenty (120) days following the Closing Date for the purpose of obtaining Stockholder Approval. If we do not obtain all components of the Stockholder Approval at the first such meeting, we are obligated to call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Series F Warrants are no longer outstanding.

We expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

AGP served as our financial advisor in connection with the transactions described in the Inducement Agreement, and we agreed to pay AGP a financial advisory fee of 8.0% of the aggregate gross proceeds raised in connection with the issuance and sale of securities covered by the Inducement Agreement and $25,000 for legal fees.

Terms of the Series F Warrants

The Series F Warrants have an exercise price of $0.31 per share, subject to adjustment as provided in the Series F Warrants, will be exercisable at any time on or after the date on which we receive Stockholder Approval (the “Stockholder Approval Date”) and have a term of exercise of twenty-four (24) months from the Stockholder Approval Date.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Series F Warrant Shares by the Selling Stockholder, then the Series F Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each Series F Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a fundamental transaction, as described in the Series F Warrants, the holders of the Series F Warrants will be entitled to receive upon exercise of the Series F Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Series F Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series F Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

We may not effect the exercise of Series F Warrants, and the applicable holder will not be entitled to exercise any portion of any such Series F Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Series F Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Series F Warrants.

Except as otherwise provided in the Series F Warrants or by virtue of a holder’s ownership of shares of Common Stock, such holder of Series F Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s Series F Warrants. The Series F Warrants will provide that the holders of the Series F Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Selling Stockholder

The shares of Common Stock being offered by the Selling Stockholder are the Series F Warrant Shares issuable to the Selling Stockholder upon exercise of the Series F Warrants. For additional information regarding the issuance of the Series F Warrants, see “Description of the Warrant Inducement” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the Series F Warrant Shares for resale from time to time.

The Selling Stockholder has not had any material relationship with us within the past three years other than the ownership of our Common Stock or other equity or debt securities exercisable or convertible into Common Stock.

The table below lists the Selling Stockholder and provides information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholder. The second column titled “Number of Shares of Common Stock Beneficially Owned Prior to Offering” lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the Series F Warrants and Series F Warrant Shares after the transactions described in the section titled “Description of the Warrant Inducement,” as of December 8, 2025, assuming exercise of the Series F Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises. The third column titled “Maximum Number of Shares of Common Stock to be Sold in this Offering” lists the maximum number of shares of Common Stock being offered pursuant to this prospectus by the Selling Stockholder, also without regard to any limitations on exercises.

In accordance with the terms of the Inducement Agreement, this prospectus generally covers the resale of the maximum number of Series F Warrant Shares issuable upon exercise of the Series F Warrants, determined as if the outstanding Series F Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Series F Warrants. The fourth and fifth columns titled “Number of Shares of Common Stock Beneficially Owned After Offering” and “Percentage of Shares Beneficially Owned After Offering” assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Series F Warrants, the Selling Stockholder may not exercise the Series F Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99% or 9.99%, as applicable, of our outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and third columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering(1)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering(2)
Armistice Capital, LLC(3)(4)	31,107,632	13,823,512	17,284,120	36.75%

*	Ownership of less than 1%.

(1)	The Series F Warrants are subject to a beneficial ownership limitation of 4.99%, which restricts the Selling Stockholder from exercising that portion of the Series F Warrants that would result in the Selling Stockholder and their affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The number of shares set forth in the above table does not reflect the application of this limitation.

(2)	Calculated based on 47,026,774 shares of Common Stock, which includes 33,203,262 shares of Common Stock outstanding on December 8, 2025 (including 6,553,675 shares of which the issuance has been held in abeyance subject to a beneficial ownership limitation provision in certain warrants) together with the 13,823,512 shares of Common Stock issuable upon exercise of the Series F Warrants.

(3)	Consists of (i) 7,721,834 shares of Common Stock (including 6,553,675 shares of which the issuance has been held in abeyance subject to a beneficial ownership limitation provision in certain warrants) and (ii) 23,385,798 shares of Common Stock issuable on the exercise of warrants to purchase common stock (including 13,823,512 shares issuable upon the exercise of the Series F Warrants). The previously issued pre-funded warrants are each subject to a beneficial ownership limitation of 9.99%, and the previously issued common warrants are subject to a beneficial ownership limitation of 4.99%, which in each case restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The numbers of shares set forth in the second, third, and fourth columns of the above table do not reflect the application of these limitations.

(4)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

Plan Of Distribution

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Stockholder does not own any Series F Warrants or Series F Warrant Shares.

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the shares of our Common Stock being offered by this prospectus have been passed upon for us by Blank Rome LLP, New York, New York.

Experts

The financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Stockholder nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also make these documents available on our website at www.adial.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38323):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 4, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 25, 2025, March 7, 2025, March 21, 2025, May 1, 2025, May 7, 2025, May 15, 2025, May 30, 2025, June 16, 2025, June 18, 2025, July 10, 2025, July 16, 2025, August 1, 2025, August 1, 2025, September 3, 2025, September 16, 2025 and December 1, 2025.

●	The description of our Common Stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018 (File No. 001-38323) and (ii) Exhibit 4.19—Description of Securities to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Ste 300
Glen Allen, VA 23060
Telephone (804) 487-8196
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at ir.adial.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

Up to 13,823,512 Shares of
Common Stock

Prospectus

Part II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of Common Stock being registered. The Selling Stockholder will pay any underwriting discounts, commissions and transfer taxes applicable to shares of Common Stock sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$584
Legal fees and expenses	50,000
Printing expenses	2,000
Accounting fees and expenses	7,000
Miscellaneous fees and expenses	416
Total	$60,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed in our filings with the SEC, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated under the Securities Act. The recipients both had access, through their relationship with us, to information about us and represented that they were accredited investors. The sales of these securities were made without any general solicitation or advertising.

On May 31, 2023, we issued to Alumni Capital 7,984 shares of Common Stock as commitment shares pursuant to a purchase agreement with Alumni Capital. Since May 31, 2023, we have issued and sold 20,550 shares of Common Stock to Alumni Capital under such purchase agreement.

On October 24, 2023, we issued and sold Pre-Funded Warrants to purchase 1,418,440 shares of Common Stock, Series A Warrants to purchase 1,418,440 shares of Common Stock, and Series B Warrants to purchase 1,418,440 shares of Common Stock to the Selling Stockholder in the 2023 Private Placement for gross proceeds of approximately $4.0 million. The Series A Warrants are exercisable for five and one-half (5.5) years and have an exercise price of $2.82. The Series B Warrants are exercisable for 18 months and have an exercise price of $2.82. The Series A Warrants and Series B Warrants are exercisable at any time after the earlier of (i) if permissible by the applicable rules and regulations of the Nasdaq, payment by the holder of $0.125 per Common Warrant Share and (ii) the date of which approval as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) from our stockholders with respect to issuance of all of the Warrants and the shares of Common Stock upon the exercise thereof. The Pre-Funded Warrants have an exercise price of $0.001 and do not expire until exercised in full.

In connection with the 2023 Private Placement, we issued warrants to purchase an aggregate of 85,106 shares of Common Stock which is equal to 6.0% of the shares of Common Stock sold in the 2023 Private Placement, to the placement agent, which warrants are immediately exercisable for five and one-half (5.5) years and have an exercise price of $3.525.

On March 6, 2024, we issued unregistered Series C Warrants to purchase 2,300,000 shares of Common Stock, at an exercise price of to the Selling Stockholder pursuant to a warrant inducement agreement, dated March 1, 2024 (the “2024 Inducement Agreement”), and the Selling Stockholder agreed to exercise for cash existing warrants to purchase up to approximately 1,150,000 shares of Common Stock, at an exercise price of $2.82 per share, and to pay $0.125 per Series C Warrant issued (the “2024 Inducement”). The transactions contemplated by the 2024 Inducement Agreement closed on March 6, 2024. We received aggregate gross proceeds of approximately $3.5 million, before deducting placement agent fees and other expenses payable by us.

H.C. Wainwright & Co., LLC (the “Wainwright”) served as our exclusive placement agent in connection with the 2024 Inducement, and we paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in connection with the 2024 Inducement, (ii) a management fee of 1.0% of the aggregate gross proceeds received in connection with the 2024 Inducement, (iii) a non-accountable expense allowance of $25,000, and (iv) $50,000 for legal fees and other out-of-pocket expenses. In addition, we issued to Wainwright, or its designees warrants to purchase up to 69,000 shares of Common Stock having substantially the same terms as the Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.525, or 125% of the offering price per share of Common Stock underlying the Series C Warrants.

On December 13, 2024, we issued to Alumni Capital 68,807 shares of Common Stock as Commitment Shares pursuant to a purchase agreement with Alumni Capital.

On May 5, 2025, we issued (i) unregistered Series B-1 warrants to purchase up to 2,482,270 shares of Common Stock (the “Series B-1 Warrants”), and (ii) unregistered Series C-1 Warrants to purchase up to 4,025,000 shares of Common Stock, each at an exercise price of $0.74 per share, to the Selling Stockholder pursuant to the a warrant inducement agreement, dated May 2, 2025 (the “May Inducement Agreement”), and the Selling Stockholder agreed to exercise for cash existing warrants to purchase up to approximately 3,718,440 shares of Common Stock at a reduced exercise price of $0.74 per share (the “May Warrant Inducement”). The transactions contemplated by the May Inducement Agreement closed on May 5, 2024. We received aggregate gross proceeds of approximately $2.75 million, before deducting placement agent fees and other expenses payable by us.

In addition, in connection with the May Warrant Inducement we issued to designees of Wainwright as tail fee warrants Placement Agent Series B-1 Common Stock Purchase Warrants and Placement Agent Series C-1 Common Stock Purchase Warrants to purchase up to an aggregate of 223,106 shares of common stock, which tail fee warrants have the same terms as the Series B-1 Warrants and the Series C-1 Warrants, respectively, except that they have an exercise price of $0.925 per share.

On November 25, 2025, we issued to the Selling Stockholder Series F Warrants to purchase up to 13,823,512 shares of Common Stock pursuant to the Inducement Agreement, and the Selling Stockholder agreed to exercise for cash the Existing Warrants to purchase an aggregate of 9,215,675 shares of Common Stock, at a reduced exercise price of $0.31 per share. For additional information, see the disclosures set forth above under the heading “Description of the Warrant Inducement,” which disclosures are incorporated by reference herein.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index immediately preceding the signature page hereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Placement Agency Agreement, dated as of June 16, 2025, by and between Adial Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, as placement agent (Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 18, 2025)
1.2	Sales Agreement, dated August 1, 2025 between Adial Pharmaceuticals, Inc. and A.G.P. / Alliance Global Partners (Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 1, 2025)
2.1*	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC dated as of January 27, 2023 (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2023)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 10, 2023)
2.3	Final Acquisition Agreement, dated September 18, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 21, 2023)
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.2	Amended and Restated Bylaws of Adial Pharmaceuticals, Inc., dated February 22, 2022 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on March 28, 2022)
3.3	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 4, 2023)
3.4	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 1, 2025)
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.3	Form of Warrant to Purchase Membership Units (2011 Offering) (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

4.4+	Option Agreement between ADial Pharmaceuticals, L.L.C and Tony Goodman, effective July 1, 2017 (Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.5+	Grant Incentive Plan (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.6+	Form of Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.7+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.8	Form of Common Stock Purchase Warrant dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.9	Form of Common Stock Purchase Warrant by and between Adial Pharmaceuticals, Inc. certain investors (Incorporated by reference to Exhibit 4.20(a) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.10	Form of Common Stock Purchase Warrant by and among Adial Pharmaceuticals, Inc. and consultant (Incorporated by reference to Exhibit 4.20(b) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.11	Warrant to purchase 300,000 shares of Common Stock issued June 6, 2018 (Incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.12	Form of Warrant Agent Agreement (Incorporated by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.13	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.14	Form of Series A Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)

4.15	Form of Series B Purchase Warrant (Incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.16	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.17	Description of Securities (Incorporated by reference to Exhibit 4.19 to the Company’s Annual Report on Form 10-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 22, 2021)
4.18	Form of Series B-1 Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 7, 2025)
4.19	Form of Series C-1 Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 7, 2025)
4.20	Form of Placement Agent Series B-1 Warrant (Incorporated by reference to Exhibit 4.20 to the Company’s Form S-3, File No. 333-287679, filed with the Securities and Exchange Commission on May 30, 2025)
4.21	Form of Placement Agent Series C-1 Warrant (Incorporated by reference to Exhibit 4.21 to the Company’s Form S-3, File No. 001-38323, filed with the Securities and Exchange Commission on May 30, 2025)
4.22	Form of Series D Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 18, 2025)
4.23	Form of Series E Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K File No. 001-38323, filed with the Securities and Exchange Commission on June 18, 2025)
4.24	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K File No. 001-38323, filed with the Securities and Exchange Commission on June 18, 2025)
4.25	Form of Series F Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 1, 2025)
5.1#	Opinion of Blank Rome LLP
10.1	Form of Warrant Inducement Agreement by and between Adial Pharmaceuticals, Inc. and Holder dated November 25, 2025 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 1, 2025)
23.1#	Consent of Marcum LLP
23.2#	Consent of Blank Rome LLP (See Exhibit 5.1 above)
24.1#	Power of Attorney (included on the signature page hereto)
107#	Filing Fee Table

#	Filed herewith

+	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The redacted information has been marked by brackets as [***]. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Allen, State of Virginia, on the 12 day of December, 2025.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary Claiborne
Name:	Cary Claiborne
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cary J. Claiborne and Vinay Shah, and each and either of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cary Claiborne	Chief Executive Officer and President	December 12, 2025
Cary Claiborne	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer	December 12, 2025
Vinay Shah	(Principal Financial and Accounting Officer)

/s/ J. Kermit Anderson	Member of the Board of Directors	December 12, 2025
J. Kermit Anderson

/s/ Robertson H. Gilliland	Member of the Board of Directors	December 12, 2025
Robertson H. Gilliland

/s/ Tony Goodman	Member of the Board of Directors	December 12, 2025
Tony Goodman

/s/ James W. Newman, Jr.	Member of the Board of Directors	December 12, 2025
James W. Newman, Jr.

/s/ Kevin Schuyler	Member of the Board of Directors	December 12, 2025
Kevin Schuyler, CFA